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                                                                     EXHIBIT 3.3

                                    DELAWARE
                                                         PAGE 1

                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HEP OPERATING COMPANY, L.P.", CHANGING ITS NAME FROM "HEP OPERATING COMPANY, L.P." TO "HOLLY ENERGY PARTNERS - OPERATING, L.P.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2004, AT 11:21 O'CLOCK A.M.

                                   /s/ HARRIET SMITH WINDSOR
                                   -------------------------
[SEAL]                             Harriet Smith Windsor, Secretary of State
3743527 8100                       AUTHENTICATION: 3266907
040559252
                                                DATE: 07-30-04

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                           HEP OPERATING COMPANY, L.P.

      The undersigned, desiring to amend the Certificate of Limited Partnership of HEP Operating Company, L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

      1.    The name of the limited partnership is HEP Operating Company, L.P.

      2. Article 1 of the Certificate of Limited Partnership shall be amended as follows:

            The name of the Limited Partnership is Holly Energy Partners - Operating, L.P.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Limited Partnership on the 30th day of July, 2004.

                                GENERAL PARTNER:

                                HEP LOGISTICS G.P., L.L.C.

                                By /s/ Stephen J. McDonnell
                                   --------------------------------------
                                   Stephen J. McDonnell, Vice President
                                   and Chief Financial Officer

                                                     State of Delaware
                                                    Secretary of State
                                                 Division of Corporations
 HEP Operating Certificate of Amendment       Delivered 11:37 AM 07/30/2004
to Certificate of Limited Partnership           FILED 11:21 AM 07/30/2004
                                               SRV 040559252 - 3743527 FILE